VOTING AGREEMENT

Agreement made as of this 31st day of December, 2010, by and among (i) Piper Acquisition III, Inc., a Nevada Corporation (the "Company"), (ii) the stockholders named on Schedule I hereto, (the "Stockholders" and singularly as a "Stockholder") and (iii) Jacob Varon and Tony Rotondo (collectively, the "Principals").

WHEREAS, the Company has agreed to issue, effective the date hereof, shares of common stock, $.00001 par value per share ("Common Stock") of the Company to the Stockholders listed on Schedule I hereto (such shares, together with any shares as provided in Section 1 hereof, the "Shares");

WHEREAS, the Stockholders have been limited partners in one or more of First Street Surgical Center, LP, First Surgical Woodlands, LP and First Street Hospital, LP (collectively, the “Entities”), each of which have elements of common ownership and are managed by First Surgical Partners LLC;

WHEREAS, the Stockholders, since the earlier of inception of the Entities in which he, she or it was a limited partner or January 1, 2007, have all voted in an unanimous manner pursuant to a verbal agreement in order to promote their mutual interest and the interest of the Entities;

WHEREAS, the Stockholders have elected to enter into that certain Contribution Agreement whereby their interests in the Entities will be contributed to the Company in consideration for the Shares;

WHEREAS, the parties hereto desire to continue to promote their mutual interests and the interests of the Company by providing in this Agreement for the terms and conditions governing the voting of the Shares.

NOW THEREFORE, in consideration of these premises and of the stipulations hereinafter recited, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. GENERAL PROVISIONS

 1.1           Shares Subject to this Agreement. The Stockholders expressly agree that the terms and restrictions of this Agreement shall apply to all shares of capital stock of the Company which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law including the transaction expected to be entered by and between the Company, the Stockholders and Arkson Nutraceuticals Corp. or such other public entity.

1.2           No Partnership Relationship. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Stockholders and shall not make any Stockholder the agent or partner of any other Stockholder for any purpose.

2.  VOTING

2.1           Grant of Proxy. By his or her execution hereof, each of the Stockholders hereby grants to the Principals an irrevocable proxy, with full power of substitution, to vote all of the Shares held by him or her or it to execute and deliver written consents on all matters submitted to the stockholders of the Company with respect to his or her Shares in such manner as the Principals in their sole discretion shall determine. The Principals shall have full power and authority to do and perform each and every act and thing whether necessary or desirable to be done, as fully as such Stockholder might or could do if personally present at a stockholders' meeting or personally providing or withholding such consent. The Principals may adopt their  own rules of procedure and are authorized to vote or act in person or by proxy at any and all regular and special meetings of the stockholders of the Company for whatever purpose called or held, or in connection with any proceedings wherein the vote or written consent of the stockholders may be required or authorized. Each Stockholder hereby affirms that this proxy is given as a condition to his or her receipt of the Shares and as such is coupled with an interest and will not be revocable or revoked by him or her during the term of this Agreement.

2.2           Notice of Meeting or Consent. The Company agrees that during the term of this Agreement it will provide written notice to the Principals with respect to all proposals to be submitted to a vote of stockholders at a special or annual meeting of the Company or all proposals as to which the consents of the stockholders of the Company are being sought, as if he/she were a stockholder of the Company in the manner provided under the Company's Certificate of Incorporation and By-Laws or as written notice is otherwise provided to other holders of the Company's voting capital stock.

2.3           Dividends. This Agreement shall only effect the Stockholders' right to vote the Shares at a special or annual meeting of the Company or consent to proposals otherwise presented to stockholders of the Company. Nothing herein shall restrict the Stockholders from receiving payments of dividends or other distributions from the Company with respect to the Shares.

2.4           Resignation and Replacement of Principals. If any of the Principals dies, becomes disabled or resigns as proxyholder or is no longer an officer or director of the Company, the remaining Principal(s) shall be entitled to exercise all of the powers and rights granted to the Principals hereunder without any further action or formality. If none of the Principals is entitled to act as proxyholder under this Agreement either due to death, disability or resignation or because none of the Principals is an officer or director of the Company, the Stockholders, by vote of a majority in interest of their Shares shall designate a replacement proxyholder hereunder. Upon such replacement, such proxyholder shall be entitled to exercise all of the powers and rights granted to the Principals hereunder without any further action or formality.

2.5           Effect of Votes. Each Stockholder covenants and agrees that, on any proposal upon which the Principals are empowered to vote Shares pursuant hereto, whether at a meeting of stockholders or by written consent, such voting will be as fully effective as if such votes had been cast by such Stockholder without regard hereto. Without limiting the generality of the foregoing, each Stockholder agrees that he or she will not, with respect to any proposal upon which such votes may be cast, make any claim against the Company, its other stockholders, directors, officers, employees, agents or representatives in his or her capacity as a stockholder of the Company, including but not limited to any claim for an appraisal with respect to any Shares.

3. REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of Individual Stockholders. Each Stockholder who is an individual hereby represents and warrants to the Company and to each other Stockholder as follows:

(a)           Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or default under, or conflict with, or require any consent under any term or provision of any contract, commitment, indenture, lease or other agreement to which such Stockholder is a party or by which such Stockholder or any of his or her assets is bound.

(b)           Binding Obligation. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principals of equity and public policy.

4.           MISCELLANEOUS

4.1          Term. This Agreement shall remain in full force and effect until terminated upon the one (1) year anniversary of the date hereof.

4.2          Legend Required. Each certificate representing Shares shall bear the following legend during the term of this Agreement:

"The shares represented by this certificate are subject to a Voting Agreement dated as of November __, 2010, a copy of which Voting Agreement is available for inspection at the offices of the Company or will be furnished upon request of the record owner of the shares represented by this certificate."

4.3          Enforcement. Each Stockholder acknowledges that immediate and irreparable damage would occur in the event that he or she fails to perform the provisions of this Agreement in accordance with their specific terms or if he or she otherwise breaches this Agreement. Accordingly, in addition to any other remedy, the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any federal or state court jurisdiction.

4.4          Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

4.5          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

            If to the Company:

Piper Acquisition III, Inc.
c/o First Surgical Partners, L.L.C.
411 First Street
Bellaire, Texas  77401
Attn: Tony Rotondo
Telecopier No.: 713-665-4146

            If to the Stockholders:

To the address indicated on the signature pages hereto.

            If to the Principals:

Jacob Varon
Tony Rotondo

c/o First Surgical Partners, L.L.C.
411 First Street
Bellaire, Texas  77401
Attn: Tony Rotondo/Jacob Varon
Telecopier No.: 713-665-4146

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

4.6          Severability. In the event that any court having jurisdiction shall determine that any provision contained in this Agreement shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of this Agreement shall nevertheless remain in full force and effect.

4.7          Further Agreements. Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

4.8          Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party hereto.

4.9          Parties in Interest. This Agreement shall be binding upon the heirs, legatees and devisees, executors, administrators, legal representatives, successors and assigns of the Company, the Stockholders and the Principals. Nothing herein, either express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.10        Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

4.11        Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.12        Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas, without giving effect to the conflict of law principles thereof. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the City of Houston, State of Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.13        Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed and delivered under seal as of the date first written above.

PIPER ACQUISITION III, INC.

By:
Name: Tim Betts
Title: CEO

PRINCIPALS

Jacob Varon

Tony Rotondo

[See attached counterpart signature pages]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed and delivered under seal as of the date first written above.

STOCKHOLDER

Signature

Print Name

Address:

Telecopier No.:

Schedule I
Stockholders

Dr. Jacob Varon
Franklin Rose MD PA
Dr. Michael Ciaravino
Dr. Abdel Fustok
Dr. David Blumfield
F.Y.M. Partners, LLP (Collins, Varner, Kolstad)
Dr. Richard Nixon
Tony Rotondo
First Surgical Partners LLC
Dr. Leon Etter
Dr. Ron Moses
Dr. Richard Hung
Dr. Eric Powitzky
Patrick C. McCulloch 2007 Gift Trust
Dr. Todd Siff
Dr. Marc Labbe
Dr. David Jenson
Dr. Taylor Brown
Dr. David Tomaszek
Dr. Paul Kobza
Dr. Ron Buczek
Dr. Jose Reyes
Dr. Eric Pack
Dr. Eric Price
Dr. Bonaventure Ngu
Dr. Leonard Trahan
Dr. Chandler Mann
Dr. Charles Kallina
Dr. Ajay Kwatra
SJS 2006 Gift Trust (Dr. Evan Collins)
KBK 2006 Gift Trust (Dr. Karre Kolstad)
KV 2006 Gift Trust (Dr. Kevin Varner)
Stefan Kreuzer
Ken Lee